FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                 OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        MEDIALINK WORLDWIDE INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                                          52-1481284
-----------------------------------                  -----------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)



708 Third Avenue, New York, NY                   10017
----------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of each exchange on which each
Title of each class to be so registered      class is to be registered
----------------------------------------     ---------------------------------
                 None                                  None



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.                                                              [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                       [ ]


      Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
         --------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the securities to be registered hereunder is contained under the heading "Description of Capital Stock" in Form S-1 to the Registration Statement filed with the Securities and Exchange Commission (Registration No. 333- 14119) on October 15, 1996, as amended and is incorporated herein by reference. Such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act.

Item 2.   Exhibits.

     The following exhibits are filed with this Registration Statement:

     1.0       Specimen Certificate evidencing shares of Common Stock      (1)

     2.1       Medialink Worldwide Incorporated Amended and Restated
               Stock Option Plan and form of Stock Option Agreement        (2)

     2.2       Video Broadcasting Corporation 1996 Directors Stock Option
               Plan and form of 1996 Directors Stock Option Agreement      (3)

     2.3       Registration and Preemptive Rights Agreement by and
               among Video Broadcasting Corporation, New York State
               Business Venture Partnership, American Research and
               Development II, L.P. and the parties listed therein on
               October 31, 1989 (the "Registration and Preemptive Rights
               Agreement")                                                 (4)

     2.4       Amendment to the Registration and Preemptive Rights
               Agreement                                                   (5)

     2.5 Amended and Restated Certificate of Incorporation of Medialink Worldwide Incorporated

     2.6       Amended and Restated By-Laws of Medialink Worldwide
               Incorporated                                                (6)
---------------------
(1)  Filed as Exhibit 4.1 to Pre-Effective Amendment No. 3 to the
     Registration Statement of Medialink Worldwide Incorporated (No.
     333-14119) and incorporated herein by reference.
(2)  Filed as Exhibit 10.34 to Registration Statement on Form S-1 of
     Medialink Worldwide Incorporated (No. 333-14119) and incorporated herein by reference.
(3) Filed as Exhibit 10.35 to Registration Statement on Form S-1 of Medialink Worldwide Incorporated (No.333-14119) and incorporated herein by reference.
(4) Filed as Exhibit 4.2 to Registration Statement on Form S-1 of Medialink Worldwide Incorporated (No. 333-14119) and incorporated herein by reference.
(5) Filed as Exhibit 4.3 to Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of Medialink Worldwide Incorporated (No.
     333-14119) and incorporated herein by reference.
(6) Filed as Exhibit 3.2 to Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of Medialink Worldwide Incorporated (No.
     333-14119) and incorporated herein by reference.

                                    SIGNATURE





     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      MEDIALINK WORLDWIDE INCORPORATED


                                      By:/s/ Laurence Moskowitz
                                         -------------------------------------
                                         Chairman of the Board, President and
                                         Chief Executive Officer


Dated: January 8, 1997

                                  EXHIBIT 2.5